EXHIBIT 99.2


                   [LETTERHEAD OF SCHWARTZ & ASSOCIATES LLP]



July 14, 2001

STRICTLY PRIVATE AND CONFIDENTIAL
VIA FACSIMILE (408) 216-1772
----------------------------
The Board of Directors of Netro Corporation
c/o Mr. Sanjay K. Khare, CFO
The Netro Corporation
3860 North First Street
San Jose, CA  95134

     Re:  LETTER OF INTENT FOR PURCHASE OF THE ASSETS OF NETRO CORPORATION

Members of the Board:

Crosswind Partners, LLC, a Georgia limited liability company ("Buyer"), is pleased to submit this letter of intent (the "Letter of Intent") regarding the acquisition of 100% of the assets of Netro Corporation, a Delaware corporation (the "Company"), by a corporation ("Newco") to be formed by Buyer.

The acquisition of the assets by Newco from the Company shall hereafter be known as the "Transaction" and the date of the consummation of the Transaction shall be the "Close" or the "Closing". Newco will pay a total consideration (the "Total Consideration") composed of a cash purchase price (the "Cash Purchase Price") for the assets of the Company of $225,000,000 plus the assumption of certain liabilities, subject to the terms and conditions of this Letter of Intent.

At the Closing, Newco will be owned by Buyer (and/or its appointees and affiliates) and certain members of the management team of the Company (the "Future Management Owners") that Buyer intends to form at the Closing. The Transaction, including terms and conditions, is described in greater detail below.

                         DEFINITIVE PURCHASE AGREEMENT

The parties to this Letter of Intent will endeavor to finalize and execute a definitive asset purchase agreement (the "Definitive Purchase Agreement") defining the Transaction which shall include the terms below and such other provisions as may be mutually agreed upon, prior to the Expiration Date.

                                   SECTION A

                                THE TRANSACTION

1.   ASSETS PURCHASED

The Transaction shall include the purchase of all of the assets of the Company, including but not limited to:

All Right, title and exclusive interest to all patents, trademarks, trade names, technical processes, know-how or other intellectual property associated with the business of the Company, whether registered or not;

All tangible and intangible property related to the business of the Company including customer lists, records, goodwill and other intangible assets;

All contracts for purchases from suppliers or deliveries, to customers of the Company; and

Any other assets of any nature whatsoever that are related to or used in connection with the business of the Company and its goodwill.

2.   TOTAL CONSIDERATION

The Total Consideration of $225,000,000 shall be payable to the shareholders of the Company as follows:

     A. CASH PURCHASE PRICE. Cash amount of $225,000,000 to be paid at Closing, subject to adjustments as described under Paragraph 3(A) below (the "Cash Purchase Price").

     B. ASSUMED LIABILITIES. The assumption of certain liabilities as listed on the Closing balance sheet (the "Assumed Liabilities").

     C. OWNERSHIP OF NEWCO. Common Stock in Newco representing 15% of the fully diluted stock at Closing.

3.   PURCHASE PRICE ADJUSTMENT

     A. CLOSING ADJUSTMENT. The Cash Purchase Price shall be adjusted as of Closing dollar for dollar by an amount equal to any variances in the estimated net working capital of the Company (the "Estimated Net Working Capital"), with respect to $312,000,000 million based on an estimate of the Company's 03/31/02 balance sheet.

     The Estimated Net Working Capital shall be determined by the Company as prepared by its auditing firm, with the concurrence of Buyer as reviewed by its auditing firm BDO Seidman, LLP, according to generally accepted accounting principals ("GAAP") and shall be made available to Buyer no later than two weeks before the Close, or as otherwise agreed.

     B. POST-CLOSING ADJUSTMENT. The Purchase Price shall be adjusted dollar for dollar by an amount equal to any variances in the combined net working capital of the Company calculated within 60 days of the Close (the "Actual Net Working Capital") with respect to the Estimated Net Working Capital (the "Post-Closing Adjustment"). The Actual Net Working Capital shall be determined according to GAAP by BDO Seidman, LLP in concurrence with PricewaterhouseCoopers LLP.

     C. RECEIVABLE ADJUSTMENT. As part of the Post-Closing Adjustment, the Purchase Price shall be reduced dollar for dollar by an amount equal to any account receivable of the Company, which having been included in the determination of the Actual Net Working Capital, that is not collected by Newco within 180 days after Closing. In such cases the receivable shall be returned to the Company for their collection. If any of these receivables were collected by Newco beyond the 180 days, the amounts of any such recoveries shall be paid to Company.

4.   REPRESENTATIONS AND WARRANTIES

The Definitive Purchase Agreement shall contain representations and warranties typical in a transaction of this size and nature. Any cost incurred by Newco within five years of the Closing as a result of a breach in the representations and warranties shall cause a dollar for dollar reduction in the Purchase Price.

5.   CONDITIONS PRECEDENT TO THE CLOSING

The Definitive Purchase Agreement shall provide for the following conditions precedent to closing:

     A. GOVERNMENTAL APPROVALS. All required governmental approvals necessary for the Closing and for the operations of Newco in the manner that the Company operated prior to the Transaction shall have been attained.

     B. MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the business, assets, operations, or prospects of the Company prior to the Close, relative to the state of the Company as of the date of this Letter of Intent, and the Company shall notify Buyer of any material changes.

     C. DUE DILIGENCE. Buyer shall have concluded its due diligence and found the results acceptable.

     D. DOCUMENTATION. Buyer shall consider acceptable the documentation necessary for Closing the Transaction.

     E. APPROVAL PROCESS. Successful completion of Buyer's internal approval process.

     F. AUDIT. Receipt of the audit for the period ending June 30, 2002 prepared by the Company's auditors, satisfactory to Buyer.

6.   OTHER PROVISIONS

The Company shall be precluded from making changes to current levels of compensation and from declaring or paying dividends prior to the Close, and

The Company shall conduct its business only in the ordinary course and shall not acquire or agree to acquire as part of the business of the Company all or any substantial portion of the assets or business of any other business organization by merger or consolidation, stock purchase or asset purchase without Buyer's approval in writing.

7.   CLOSING

The Closing of the Transaction shall occur within one hundred twenty (120) days of the signing of the Definitive Purchase Agreement. Closing is anticipated to be by October 31, 2002.

8.   MANAGEMENT INVESTMENT

The management team of Newco will make a direct equity investment in Newco prior to Closing, in an amount to be determined and satisfactory to Buyer.

                                                      Schwartz & Associates LLP


                                   SECTION B
                                   ---------

                         TERMS OF THIS LETTER OF INTENT

1.   ACCESS TO INFORMATION

To the extent reasonab1y required for the purpose of the Letter Intent, the Company will cause Buyer, its counsel, accountants, certain insurance brokers, lenders and all other reasonable representatives of Buyer ("Representatives") to have access, during normal business hours, prior to the Expiration Date, to all of the properties, books, contracts, and records of the Company, and will cause to be furnished to buyer and its Representatives all such information concerning the affairs of the Company as Buyer or such Representatives may reasonably request. Buyer and its Representatives shall have access to customers and suppliers of the Company for the purpose of gaining information subject to the condition that at least one officer of the Company shall participate in such discussions.

At all reasonable times during normal business hours, Buyer, and its Representatives shall have access, prior to the Expiration Date, to discuss the Company's business and affairs with Mr. Sanjay Khare, or any other employees of the Company, and the Company's designated advisors.

2.   EXCLUSIVITY

During the Term of this Letter of Intent, the Company shall not directly or indirect1y through any director, officer, employee, agent, representative (including, without 1imitation, investment bankers, attorneys and accountants) or otherwise, (i) solicit., initiate or encourage submission of proposals or offers from any third party, relating to any acquisition or purchase of all or a material portion of the Company's assets, or any equity interest in it, or any transaction, consolidation or business combination with it, or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to or otherwise cooperate with any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any person to do or seek any of the foregoing.

3.   EXPIRATION

Unless extended by agreement of the parties, this Letter of Intent shall expire the earlier to occur of thirty (30) days after the execution of this Letter of Intent or the execution and delivery of the Definitive Purchase Agreement (the "Expiration Date"). Expiration of this Letter of Intent shall not otherwise limit any of Buyer rights set forth herein.


                  PO BOX 250421 o ATLANTA, GA 30325 TELEPHONE
                      (404) 545-1547 o FAX (404) 525-4992

                                                      Schwartz & Associates LLP

4.   BREAKUP PAYMENT

The Company shall pay buyer the following breakup payment (the "Breakup Payment") if Buyer is willing to enter into the Definitive Purchase Agreement on terms substantially in accordance with the terms described in Section A of this Letter of Intent and prior to the expiration of this Letter of Intent and if the Company refuses to enter into the Definitive Purchase Agreement for any reason:

     A. The reimbursement to Buyer of all costs incurred by Buyer associated with the proposed Transaction; and

     B. The amount of $5,000,000. If due, the Breakup Payment shall be paid in cash upon the expiration of this Letter of Intent.

5.   TOPPING PAYMENT

The Company shall pay Buyer the following topping payment (the "Topping Payment") if Buyer is willing to enter into the Definitive Purchase Agreement on terms substantially in accordance with the terms described in Section A of this Letter of Intent end prior to the expiration of the Letter of Intent and if the Company refuses to enter into the Definitive Purchase Agreement and if the Company or an appreciable asset of the Company is sold within twelve months after the termination of this Latter of Intent. The Topping Payment is computed as the sum of 25% of the first $5,000,000 over the Purchase Price, 20% over the second $5,000,000 over the Purchase Price, 15% of the third $5,000,000 over the Purchase Price, 10% of the fourth $5000,000 over the Purchase Price and 5% for each additional $5,000,000 over the Purchase Price.

If due, the Topping Payment shall be paid in cash at the time the Company or an appreciable asset of the Company is sold.

6.   COUNTERPARTS

This letter may be executed in one or more counterparts which when taken together shall constitute but a single instrument.

7.   ARBITRATION

Any controversy or claim arising out of or relating to this Letter of Intent, or the breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) shall be entered in any court having jurisdiction thereof.

                  PO BOX 250421 o ATLANTA, GA 30325 TELEPHONE
                      (404) 545-1547 o FAX (404) 525-4992

                                                      Schwartz & Associates LLP

8.   CONTACTS

Louis C. Schwartz, Esq. will serve as exclusive contact for Buyer for any response to this Letter of Intent.

9.   PUBLIC DISCLOSURE

Neither the Company nor Buyer will make any disclosure of the existence of this Letter of Intent or any terms of this Letter of Intent without the consent of the other party, unless Buyer, in its sole discretion , finds that this Letter of Intent was not given fair and immediate consideration by the Company.

10.  LEGAL EFFECT

This Letter of Intent is intended to be a statement of the mutual interest of the parties with respect to a possible Transaction. and is subject to execution and delivery of a mutually satisfactory Definitive Purchase Agreement. Nothing herein shall constitute a binding commitment of either party except for the agreements in this Section B. The parties will become legally obligated with respect to the Transaction only in accordance with the terms contained in the Definitive Purchase Agreement relating thereto if, as and when such document has been executed and delivered by the parties.


Very truly yours,


/s/Louis C. Schwartz, Esq.
-------------------------------------------
Louis C. Schwartz, Esq.
Attorney In Fact


Accepted this ___ day of ___________, 2002
Netro Corporation


By:
   -----------------------------------------

Its:
    ----------------------------------------




                  PO BOX 250421 o ATLANTA, GA 30325 TELEPHONE
                      (404) 545-1547 o FAX (404) 525-4992